EXHIBIT 99.1

LACP

46269 SD Hwy. 34

Wentworth, SD 57075

1-605 483-2676

1-888-539-2676

www.dakotaethanol.com

Alan May

Membership Coordinator

May 2004

amay@dakotaethanol.com

Office hours 8:00 am to 5:00 pm

Dumping hours 7:30 am to 4:30 pm

Monday —Friday

Enclosed you will find a disbursement for $0.09 cents per capital unit for members of record as of September 1, 2004. The total disbursement to all members is $2,665,800.00. This disbursement is historic and very important due to the fact that this will return more than the original investment back to LACP members. We should all be very proud of the fact this has happened in the first 3 years of operation!  We thank you for your investment and the trust you have towards our dedicated group of employees, the Board of Managers and the Broin Companies. To date this year (2004) the total distribution of cash has been $0.14 cents per capital unit so please evaluate the return for your particular investment.  We believe you will find your investment in Lake Area Corn Processors, LLC has performed very well to date.